UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2012

IAC/INTERACTIVECORP

(Exact name of registrant as specified in charter)

Delaware	0-20570	59-2712887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.
Item 7.01              Regulation FD Disclosure.

On October 24, 2012, the Registrant: (i) issued a press release announcing its results for the quarter ended September 30, 2012 and (ii) will audiocast a conference call to discuss its results for the quarter ended September 30, 2012 and certain forward-looking information at 11:00 a.m. Eastern Time (ET).

The full text of the press release, appearing in Exhibit 99.1 hereto, is incorporated herein by reference and is furnished under both Item 2.02 “Results of Operations and Financial Condition” and Item 7.01 “Regulation FD Disclosure.”

During the Registrant’s conference call, estimated 2013 Operating Income Before Amortization for the Registrant’s Media and Other reporting segments on a combined basis will be disclosed.  This non-GAAP measure, together with the related reconciliation to the most directly comparable estimated GAAP measure (2013 operating loss), appear below and are furnished under Item 7.01 “Regulation FD Disclosure.”

Reconciliation of Estimated 2013 Operating Income Before Amortization to Estimated 2013 Operating Loss for the Registrant’s Media and Other Reporting Segments

(in millions)

	2013 (Estimated)
	Low	High
Operating Income Before Amortization	$(25.0)	$(30.0)
Non-cash compensation expense	(0.9)	(0.9)
Amortization of intangibles	(2.4)	(2.4)
Operating loss	$(28.2)	$(33.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Senior Vice President,
General Counsel and Secretary

Date:  October 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of IAC/InterActiveCorp dated October 24, 2012.